-------------------------------------------------------------------------------
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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                               -----------------------

                                     FORM 8-K/A-1

                               -----------------------


                                    CURRENT REPORT
        PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):     October 1, 1997
                                                 ------------------------


                                  LITHIA MOTORS, INC.
               (Exact name of registrant as specified in its charter)


      OREGON                        000-21789                 93-0572810
(State or other jurisdiction       (Commission            (I.R.S. Employer
 of incorporation or organization)  File Number)           Identification No.)


360 E. JACKSON STREET, MEDFORD, OREGON                    97501
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code:  (541) 776-6899


Former name or former address, if changed since last report:  N/A


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                 LITHIA MOTORS, INC.
                                     FORM 8-K/A-1
                                        INDEX


Item     Description                                             Page
----     -----------                                             ----
Item 2.  Acquisition or Disposition of Assets                      2

Item 7.  Financial Statements and Exhibits                         2

         Signatures                                                3

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

(a) On October 1, 1997, Lithia Motors, Inc. (the "Company"), acquired the inventories, operating assets and intangible assets of Dick Donnelly Automotive Enterprises, Inc., a Delaware corporation, dba Dick Donnelly Lincoln, Mercury, Audi, Suzuki, Isuzu, ("Dick Donnelly"), located in Reno, Nevada, pursuant to an Agreement for Purchase and Sale of Business Assets (the "Agreement") dated July
         8, 1997.   Pursuant to the Agreement, the total purchase price was
         $12.8 million, consisting of $6.0 million in cash from the Company's existing cash balances, $0.6 million in notes to Dick Donnelly and $6.2 million financed through the Company's flooring line of credit. The Company is leasing the land and facilities from Dick Donnelly.

         There was no previous relationship between the Company and Dick Donnelly, nor any of the Company's and Dick Donnelly's affiliates, officers or directors.

(b) The Company acquired vehicle and parts and supplies inventories, as well as other assets used in the business of vehicle sales, service and support. The Company intends to utilize the purchased assets in the same capacity.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND
         EXHIBITS

(a)      FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED

         The financial statements required by this item begin on page F-1.

(b)      PRO FORMA FINANCIAL INFORMATION

         The Pro Forma financial information required by this item begins on page PF-1.

(c)      EXHIBITS

         The exhibits filed as a part of this report are listed below and this list constitutes the exhibit index.

         2    Agreement for Purchase and Sale of Business
              Assets, by and between Dick Donnelly Automotive Enterprises, Inc., a Delaware corporation, dba Dick Donnelly Lincoln, Mercury, Audi, Suzuki, Isuzu, and the Company, dated July 8, 1997, previously filed as Exhibit 10.3 to the Company's Form 10-Q for the quarter ended June 30, 1997 as filed with the Securities and Exchange Commission on August 12, 1997, and is incorporated herein by reference.

         23   Consent of Moss Adams LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   December 10, 1997              LITHIA MOTORS, INC.


                                       By /s/ SIDNEY B. DEBOER
                                         ---------------------
                                       Sidney B. DeBoer
                                       Chairman of the Board and
                                       Chief Executive Officer
                                       (Principal Executive Officer)


                                       By /s/ BRIAN R. NEILL
                                         ---------------------
                                       Brian R. Neill
                                       Senior Vice President and
                                       Chief Financial Officer
                                       (Principal Financial and
                                       Accounting Officer)

-------------------------------------------------------------------------------



                                    DICK DONNELLY
                             AUTOMOTIVE ENTERPRISES, INC.
                          dba DICK DONNELLY LINCOLN MERCURY

                             INDEPENDENT AUDITOR'S REPORT
                                         AND
                                 FINANCIAL STATEMENTS

                                  DECEMBER 31, 1996






-------------------------------------------------------------------------------

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                                   CONTENTS


                                                                PAGE
INDEPENDENT AUDITOR'S REPORT . . . . . . . . . . . . . . . . . . 1


FINANCIAL STATEMENTS

    Balance sheets  . . . . . . . . . . . . . . . . . . . . . .  2

    Statements of income and retained earnings  . . . . . . . .  4

    Statements of cash flows  . . . . . . . . . . . . . . . . .  5

    Notes to financial statements . . . . . . . . . . . . . . .  6


-------------------------------------------------------------------------------

INDEPENDENT AUDITOR'S REPORT


To the Board of Directors

Dick Donnelly Automotive Enterprises, Inc., dba Dick Donnelly Lincoln Mercury

We have audited the accompanying balance sheet of Dick Donnelly Automotive Enterprises, Inc., dba Dick Donnelly Lincoln Mercury, as of December 31, 1996, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dick Donnelly Automotive Enterprises, Inc., as of December 31, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

Santa Rosa, California
November 7, 1997

                                     DICK DONNELLY AUTOMOTIVE ENTERPRISES, INC.
                                              DBA DICK DONNELLY LINCOLN MERCURY
                                                                 BALANCE SHEETS
--------------------------------------------------------------------------------

                                    ASSETS


                                                   SEPTEMBER 30,   SEPTEMBER 30,
                                    DECEMBER 31,       1997            1996
                                       1996         (UNAUDITED)     (UNAUDITED)
                                    ------------   -------------   -------------
CURRENT ASSETS
  Cash                              $    358,700   $      90,700   $   1,244,600
  Receivables                          1,957,100       2,147,500       2,228,500
  Inventories                         10,252,300       6,660,000       8,899,700
  Prepaid expenses                        48,900          63,900         102,400
                                    ------------   -------------   -------------

        Total current assets          12,617,000       8,962,100      12,475,200

PROPERTY AND EQUIPMENT                   600,300         535,400         559,500

DEFERRED RENT                            108,600         117,300         105,700
                                    ------------   -------------   -------------

        Total assets                $ 13,325,900   $   9,614,800    $ 13,140,400
                                    ------------   -------------   -------------
                                    ------------   -------------   -------------


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.
--------------------------------------------------------------------------------

                                      F-4                                 PAGE 2

                                     DICK DONNELLY AUTOMOTIVE ENTERPRISES, INC.
                                              DBA DICK DONNELLY LINCOLN MERCURY
                                                     BALANCE SHEETS (CONTINUED)
--------------------------------------------------------------------------------

                      LIABILITIES AND STOCKHOLDER'S EQUITY



                                                   SEPTEMBER 30,   SEPTEMBER 30,
                                    DECEMBER 31,       1997            1996
                                       1996         (UNAUDITED)     (UNAUDITED)
                                    ------------   -------------   -------------
CURRENT LIABILITIES
  Floor plan note payable           $  9,402,100   $   4,852,700   $   8,123,800
  Accounts payable                       298,100         193,900         193,200
  Accrued liabilities and other
   payables                              582,000         622,700         733,300
  Notes payable                           27,500            --              --
  Note payable to stockholder            577,600          39,700         583,800
                                    ------------   -------------   -------------

      Total current liabilities       10,887,300       5,709,000       9,634,100
                                    ------------   -------------   -------------

DEFERRED RENT                            146,300         188,400         132,300
                                    ------------   -------------   -------------

COMMITMENTS AND
  CONTINGENCIES (NOTE 11)                   --              --              --

STOCKHOLDER'S EQUITY
  Common stock, $100 par value;
   1,700 shares authorized, 615
   shares issued and outstanding          61,500          61,500          61,500
  Additional paid-in capital              48,700          48,700          48,700
  Retained earnings                    2,182,100       3,607,200       3,263,800
                                    ------------   -------------   -------------
                                       2,292,300       3,717,400       3,374,000
                                    ------------   -------------   -------------
      Total liabilities and
       stockholder's equity         $ 13,325,900   $   9,614,800   $  13,140,400
                                    ------------   -------------   -------------
                                    ------------   -------------   -------------


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.
--------------------------------------------------------------------------------

                                      F-5                                 PAGE 3

                                     DICK DONNELLY AUTOMOTIVE ENTERPRISES, INC.
                                              DBA DICK DONNELLY LINCOLN MERCURY
                                     STATEMENTS OF INCOME AND RETAINED EARNINGS
--------------------------------------------------------------------------------


                                    YEAR ENDED    NINE MONTHS ENDED SEPTEMBER 30,
                                    DECEMBER 31,       1997            1996
                                       1996         (UNAUDITED)     (UNAUDITED)
                                    ------------   -------------   -------------
SALES
  New vehicles                      $ 34,927,900   $  29,572,600   $  26,792,400
  Used vehicles                       33,008,600      22,429,200      25,942,100
  Service and parts                    7,623,600       6,298,100       5,734,200
  Used wholesale                       2,709,900       2,544,600       2,115,900
  Finance and insurance                  968,500         722,400         748,300
  Warranty                               836,500         612,600         583,400
  Other                                  513,000         403,500         407,100
                                    ------------   -------------   -------------
                                      80,588,000      62,583,000      62,323,400
                                    ------------   -------------   -------------
COST OF SALES
  New vehicles                        33,453,600      27,914,600      25,785,200
  Used vehicles                       30,425,500      20,511,300      23,835,400
  Service and parts                    6,498,800       5,508,200       4,861,800
  Used wholesale                       2,720,100       2,580,300       2,144,800
  Finance and insurance                  252,700         177,300         183,200
                                    ------------   -------------   -------------
                                      73,350,700      56,691,700      56,810,400
                                    ------------   -------------   -------------
GROSS PROFIT                           7,237,300       5,891,300       5,513,000

SELLING, GENERAL AND ADMINISTRATIVE    6,723,200       4,503,400       4,089,500
                                    ------------   -------------   -------------
INCOME FROM OPERATIONS                   514,100       1,387,900       1,423,500
                                    ------------   -------------   -------------
OTHER INCOME (EXPENSE)
  Interest expense                      (301,800)        (96,200)       (133,900)
  Miscellaneous                           91,600         133,400          96,000
                                    ------------   -------------   -------------
                                        (210,200)         37,200         (37,900)
                                    ------------   -------------   -------------

NET INCOME                               303,900       1,425,100       1,385,600
RETAINED EARNINGS, beginning of
 period                                1,878,200       2,182,100       1,878,200
                                    ------------   -------------   -------------
RETAINED EARNINGS, end of period    $  2,182,100   $   3,607,200   $   3,263,800
                                    ------------   -------------   -------------
                                    ------------   -------------   -------------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.
--------------------------------------------------------------------------------

                                      F-6                                 PAGE 4

                                     DICK DONNELLY AUTOMOTIVE ENTERPRISES, INC.
                                              dba DICK DONNELLY LINCOLN MERCURY
                                                       STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------


                                                              YEAR ENDED      NINE MONTHS ENDED SEPTEMBER 30,
                                                             DECEMBER 31,         1997              1996
                                                                1996           (UNAUDITED)       (UNAUDITED)
                                                             ------------   -----------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                 $   303,900    $   1,425,100       $   1,385,600
  Adjustments to reconcile net income to net
   cash provided by (used) by operating activities:
    Depreciation and amortization                                112,800           82,100              84,600
    Allowance for doubtful accounts                               36,000          (36,000)                --
  Changes in:
    Receivables                                                   90,600         (154,400)           (144,800)
    Inventories                                               (2,081,600)       3,592,300            (729,000)
    Prepaid expenses                                             (48,900)         (15,000)           (102,400)
    Deferred rent                                                 44,500           33,400              33,400
    Accounts payable                                            (152,200)        (104,200)           (257,100)
    Accrued liabilities and other payables                        75,300           40,700             226,600
                                                             ------------   -----------------   -------------
        Net cash provided (used) by operating activities      (1,619,600)       4,864,000             496,900
                                                             ------------   -----------------   -------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment                             (89,100)        (17,200)            (20,100)
                                                             ------------   -----------------   -------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from note payable to stockholder                       385,000            --               385,000
  Proceeds from short term note payable                            30,300            --                   --
  Net borrowings (payments) on floor plan note payable            978,100      (4,549,400)           (300,200)
  Principal repayments on note payable to stockholder            (110,100)       (537,900)           (103,900)
  Principal repayments on short term note payable                  (2,800)        (27,500)                --
                                                             ------------   -----------------   -------------
        Net cash provided (used) by financing activities        1,280,500      (5,114,800)            (19,100)
                                                             ------------   -----------------   -------------
NET CHANGE IN CASH                                               (428,200)       (268,000)            457,700

CASH, beginning of period                                         786,900         358,700             786,900
                                                             ------------   -----------------   -------------
CASH, end of period                                          $    358,700   $      90,700       $   1,244,600
                                                             ------------   -----------------   -------------
                                                             ------------   -----------------   -------------

SUPPLEMENTAL CASH-FLOW INFORMATION:
  Cash paid during the period for:
    Interest                                                 $    289,700   $     292,400       $     300,500



THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.
--------------------------------------------------------------------------------

                                      F-7                                 PAGE 5

                                     DICK DONNELLY AUTOMOTIVE ENTERPRISES, INC.
                                              dba DICK DONNELLY LINCOLN MERCURY
                                                  NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

NOTE 1 - DESCRIPTION OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES

DESCRIPTION OF OPERATIONS - Dick Donnelly Automotive Enterprises, Inc., dba Dick Donnelly Lincoln Mercury (the Company), engages in retail sales of new Lincoln, Mercury, Audi, Suzuki, and Isuzu vehicles obtained through dealership agreements, used vehicles, parts and service. The Company sells to individuals and commercial businesses located primarily in the Reno and Sparks, Nevada area.

CASH AND CASH EQUIVALENTS - For purposes of reporting cash flows, the company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

CONCENTRATION OF RISK - Financial instruments potentially subjecting the Company to concentrations of credit risk consist primarily of bank demand deposits in excess of FDIC insurance thresholds, interest bearing demand deposits with Ford Motor Company which are not FDIC or otherwise insured, and receivables. The Company maintains its cash in bank deposit accounts which at times, may exceed FDIC insurance thresholds. Deposits with Ford Motor Company were $358,700 and $1 million (unaudited) at December 31, 1996 and September 30, 1996, respectively. No amounts were deposited with Ford Motor Company at September 30, 1997. Credit risk related to receivables is mitigated through ongoing credit evaluations of its customers and a large, diversified customer base. Historically, the Company has not experienced significant losses on trade receivables.

INVENTORIES - New and used vehicles are stated at the lower of specifically identified cost or market. Parts and accessories are stated at current replacement cost which approximates cost determined using the first-in, first-out method.

PROPERTY AND EQUIPMENT - Property and equipment are stated at cost and depreciated or amortized using the straight-line method over the following estimated useful lives:

              Leasehold improvements                12 - 15 years
              Machinery and equipments               5 -  7 years
              Office equipments and signs            5 -  7 years
              Company vehicles                            5 years

INCOME TAXES - The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under this election, income taxes on corporate taxable income are paid by the stockholder.

USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions affecting the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. The amounts estimated could differ from actual results.

ADVERTISING COSTS - Advertising costs are expenses as incurred and were $1,174,800 for the year ended December 31, 1996. Advertising expense for the nine months ended September 30, 1997 and 1996 were $912,700 (unaudited) and $770,000 (unaudited), respectively.

REVENUE RECOGNITION - Revenues from vehicle and parts sales and from services operations are recognized at the time the vehicle or parts are delivered to the customer or service is completed.


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                                     F-8                                 PAGE 6

                                     DICK DONNELLY AUTOMOTIVE ENTERPRISES, INC.
                                              dba DICK DONNELLY LINCOLN MERCURY
                                      NOTES TO FINANCIAL STATEMENTS (CONTINUED)

-------------------------------------------------------------------------------

NOTE 1 - DESCRIPTION OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECOGNITION OF FINANCE FEES AND INSURANCE COMMISSIONS - The Company arranges for its customers' vehicle purchases and arranges insurance in connection therewith. The Company receives a fee from the financial institution for arranging the financing and receives a commission for the sale of an insurance policy. The Company is charged back for a portion of this fee should the customer terminate the finance or insurance contract before specified dates under arrangements with such institutions. finance revenues are fees due to the Company from financial institutions for fees on contracts arranged to finance vehicle purchases.

MAJOR SUPPLIER AND DEALER AGREEMENTS - The Company purchases substantially all of its new vehicles and inventory from automakers at the prevailing prices charged by the automakers to all franchised dealers. The Company's overall sales could be impacted by an automaker's ability or unwillingness to supply the dealership with an adequate supply of popular models. The various Dealer Agreements generally limit the location of the dealership and retains automaker approval rights over changes in dealership management and ownership. The automaker is also entitled to terminate the agreement if the dealership is in material breach of the terms.

INTERIM FINANCIAL STATEMENTS - The accompanying unaudited financial statements for the nine months ended September 30, 1997 and 1996, have been prepared on substantially the same basis as the audited financial statements and include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial information set forth therein.

NOTE 2 - RECEIVABLES

                                                SEPTEMBER 30,     SEPTEMBER 30,
                               DECEMBER 31,         1997              1996
                                  1996           (UNAUDITED)       (UNAUDITED)
                               ------------     -------------     -------------

Contracts in transit           $  964,700        $  894,800        $1,007,300
Manufacturer                      412,500           622,600           462,900
Vehicle                           363,800           390,900           482,300
Parts and service                 174,900           191,000           191,500
House contracts                    64,200            43,800            65,800
Employees                          13,000             4,400            18,700
                               ------------     -------------     -------------
                                1,993,100         2,147,500         2,228,500
  Less allowance for doubtfull
   accounts                       (36,000)              --                --
                               ------------     -------------     -------------
                               $1,957,100        $2,147,500        $2,228,500
                               ------------     -------------     -------------
                               ------------     -------------     -------------


-------------------------------------------------------------------------------

                                      F-9                                PAGE 7

                                     DICK DONNELLY AUTOMOTIVE ENTERPRISES, INC.
                                              dba DICK DONNELLY LINCOLN MERCURY
                                      NOTES TO FINANCIAL STATEMENTS (Continued)
-------------------------------------------------------------------------------

NOTE 3 - INVENTORIES


                                                SEPTEMBER 30,    SEPTEMBER 30,
                                 DECEMBER 31,       1997             1996
                                     1996       (UNAUDITED)       (UNAUDITED)
                                 ------------   -------------    -------------

New vehicles                     $  7,544,500    $ 3,822,800      $  6,503,200
Used vehicles                       2,125,900      2,206,100         1,767,300
Parts, accessories and other          581,900        631,100           629,200
                                 ------------   ------------       -----------

                                 $ 10,252,300    $ 6,660,000       $  8,899,700
                                 ------------   ------------       ------------
                                 ------------   ------------       ------------

NOTE 4 - PROPERTY AND EQUIPMENT


                                                SEPTEMBER 30,     SEPTEMBER 30,
                                 DECEMBER 31,       1997              1996
                                     1996        (UNAUDITED)       (UNAUDITED)
                                 ------------   ------------      -------------

Office equipment and signs       $  1,296,200    $ 1,269,200       $  1,263,200
Leasehold improvements                598,800        598,800            598,800
Machinery and equipment               204,200        204,200            202,500
Company vehicles                      127,800        145,000             66,500
                                 ------------   ------------       ------------

                                 $  2,200,000    $ 2,217,200       $  2,131,000

Less accumulated depreciation
    and amortization               (1,599,700)   $(1,681,800)      $ (1,571,500)
                                 ------------   ------------       ------------


                                 $    600,300    $   535,400            559,500
                                 ------------   ------------       ------------
                                 ------------   ------------       ------------

NOTE 5 - ACCRUED LIABILITIES AND OTHER PAYABLES


                                                SEPTEMBER 30      SEPTEMBER 30,
                                 DECEMBER 31,       1997              1996
                                     1996        (UNAUDITED)       (UNAUDITED)
                                 ------------   ------------      -------------

Sales and use taxes payable      $    193,300    $   312,500       $    265,800
Accrued payroll and payroll
    taxes                             129,200        182,000            157,500
Vehicle lien payoff                   113,500         25,200            139,800
Factory warranty advance               69,200         56,400             77,400
Other                                  76,800         46,600             92,800
                                 ------------   ------------       ------------

                                 $    582,000    $   622,700            733,300
                                 ------------   ------------       ------------
                                 ------------   ------------       ------------

--------------------------------------------------------------------------------

                                       F-10                       PAGE 8

                                     DICK DONNELLY AUTOMOTIVE ENTERPRISES, INC.
                                              dba DICK DONNELLY LINCOLN MERCURY
                                      NOTES TO FINANCIAL STATEMENTS (Continued)

-------------------------------------------------------------------------------


NOTE 6 - FLOOR PLAN NOTE PAYABLE

The Company has available a $7,400,000 flooring credit line with variable interest at prime plus 1%. The Company is allowed to exceed the credit limit with the approval of the lender. The line is due on demand and is secured by floored new and used vehicle inventory and contracts in transit, vehicle and factory receivables related to floored vehicles. The agreement calls for principal payment within the earlier of receipt of funds from the sale of floored vehicles or fifteen days following the date of sale.

The Company recognized manufacturers' floor plan interest expense subsidies of approximately $464,800 for the year ended December 31, 1996, and $302,900 (unaudited) and $385,100 (unaudited) for the nine months ended September 30, 1997 and 1996, respectively. Interest expense for each period is net of subsidies.

NOTE 7 - NOTE PAYABLE TO STOCKHOLDER

A note payable to stockholder is unsecured, and bears interest at 12%. Principal and accrued interest are payable on demand. Interest expense was $55,500 for the year ended December 31, 1996, and $22,400 (unaudited) and $38,000 (unaudited) for the nine months ended September 30, 1997 and 1996, respectively.

NOTE 8 - NOTES PAYABLE

Notes payable are due in monthly installments of $930, including interest at 9.75%, and are secured by Company vehicles. The notes were repaid in September 1997.

NOTE 9 - COMMITMENTS

The Company rents its primary facility under an operating lease expiring in October 1999. The monthly lease payment, currently $30,000, is adjusted every two years based on increases in the Consumer Price Index. The Company has an option to extend the lease for an additional ten years under the same terms, with monthly lease payments at a mutually agreed upon amount at the time the option is exercised.

The Company rents a second facility from the stockholder under an operating lease expiring in August 2010. The total amount of the base rent payments is being charged to expense on the straight-line method over the term of the lease. Since inception of the lease, the Company has recorded deferred rent payable to reflect the excess of rent expense over cash payments. The Company has an option to extend the lease for an additonal five years under the same terms with monthly lease payments of $53,240.

The Company subleases a third facility under an operating lease expiring in April 2003. The total amount of the base rent payments is being charged to expense on the straight-line method over the term of the sublease. Since inception of the sublease, the Company has recorded a deferred rent payable to reflect the excess of rent expense over cash payments. The landlord has the option to terminate the sublease if the Company's Ford Motor Company dealership agreement expires or termintates during the sublease period and is not renewed or replaced. As discussed below, this facility is subleased to a third party.

-------------------------------------------------------------------------------

                               F-11                                PAGE 9

                                     DICK DONNELLY AUTOMOTIVE ENTERPRISES, INC.
                                              dba DICK DONNELLY LINCOLN MERCURY
                                      NOTES TO FINANCIAL STATEMENTS (Continued)

-------------------------------------------------------------------------------

NOTE 9 - COMMITMENTS (Continued)

The Company is responsible for substantially all costs associated with repairs, maintenance, taxes, and insurance on leased facilities.

Future minimum payments under these operating leases are as follows:


                         YEAR ENDING DECEMBER 31,
                        -------------------------

                                 1997                   $    969,600
                                 1998                        993,600
                                 1999                        933,600
                                 2000                        649,600
                                 2001                        681,600
                              Thereafter                   5,038,100
                                                        -------------

                                                        $  9,266,100
                                                        -------------
                                                        -------------

Rent expenses was $1,025,700 for the year ended December 31, 1996, including $480,00 of rent paid to stockholder. Rent expense for the nine months ended September 30, 1997 and 1996, was $769,300 (unaudited). Related party rent expense for the nine months ended September 30, 1997 and 1996, was $397,200 (unaudited).

The Company subleases the third facility noted above, along with certain leasehold improvements under an operating lease expiring in April 2003. The subleases is responsible for substantially all costs associated with repairs, maintenance, taxes and insurance. The total amount of base rent receipts is being recognized as income on the straight-line method over the term of the lease. Since the inception of the sublease, the Company has recorded a deferred rent asset to reflect excess rent income over cash recceipts.

Future minimum rental receipts for the sublease are as follows:


                         YEAR ENDING DECEMBER 31,
                        -------------------------

                                 1997                   $    144,000
                                 1998                        180,000
                                 1999                        180,000
                                 2000                        180,000
                                 2001                        180,000
                              Thereafter                     230,000
                                                        -------------

                                                        $  1,094,000
                                                        -------------
                                                        -------------


Sublease income was $155,600 for the year ended December 31, 1996. Sublease income for the nine months ended September 30, 1997 and 1996, was $116,700 (unaudited).

------------------------------------------------------------------------------

                             F-12                                  PAGE 10

                                     DICK DONNELLY AUTOMOTIVE ENTERPRISES, INC.
                                              dba DICK DONNELLY LINCOLN MERCURY
                                      NOTES TO FINANCIAL STATEMENTS (CONTINUED)

-------------------------------------------------------------------------------

NOTE 10 - FAIR VALUE OF SIGNIFICANT FINANCIAL INSTRUMENTS

Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significatly affect the estimates.

The carrying amount of cash equivalents, trade receivables, trade payables, notes payable, and floor plan note payable approximate fair value because of the short-term nature of these instruments. It is not practicable to estimate the fair values of the stockholder note payable, as the relationship of the stockholder to the Company influences the terms of the instruments, and similar instruments are not generally available.

The carrying amounts and estimated fair values of the Company's significant financial instruments, none of which are held for trading purposes, are as follows:


                                                    DECEMBER 31, 1996               SEPTEMBER 30, 1997
                                              --------------------------        --------------------------
                                                 CARRYING       FAIR              CARRYING       FAIR
                                                  AMOUNT        VALUE              AMOUNT        VALUE
                                              -------------  ----------         -------------  ----------
Financial liabilities:

  Floor plan note payable                     $  9,402,100   $ 9,402,100        $ 4,852,700    $4,852,700
  Notes payable                                     27,500        27,500              -             -


The carrying amounts shown in the above table are included in the balance sheet under the indicated captions.

The carrying amount of the floor plan note payable approximates fair value because the interest rate fluctuates with the lender's prime rate.

NOTE 11 - CONTINGENCIES

Substantially all of the Company's facilities are subject to federal, state and local provisions regulating the discharge of materials into the environment. Compliance with these provisions has not had, nor does the Company expect such compliance to have any material effect upon the capital expenditures, net income, financial condition or competitive position of the Company. Management believes that its current practices and procedures for the control and disposition of such wastes comply with applicable federal and state requirements.

Certain of the Company's computers and other systems are not Year 2000 compliant, which may result in financial and other information containing dates beyond December 31, 1999, to be incorrectly processed. The Company's primary software system was acquired from a major software vendor to the automotive industry. The vendor is currently working on this problem and believes it will be able to resolve any Year 2000 issues prior to the time Year 2000 compliance will affect the Company's financial or other processes. Costs of compliance to be borne by the Company, if any, cannot be estimated at this time.

-------------------------------------------------------------------------------

                                      F-13                         PAGE 11

                                     DICK DONNELLY AUTOMOTIVE ENTERPRISES, INC.
                                              dba DICK DONNELLY LINCOLN MERCURY
                                      NOTES TO FINANCIAL STATEMENTS (CONTINUED)

-------------------------------------------------------------------------------

NOTE 12 - PREFERRED STOCK

The Company is authorized to issue up to 1,700 shares of preferred stock with a par value of $100. There are no outstanding shares of preferred stock.

NOTE 13 - OFFICER BONUS

During the fourth quarter of 1996, the Company paid a $700,000 bonus to its President, who is also the stockholder.

NOTE 14 - SUBSEQUENT EVENT - EMPLOYEE BENEFIT PLAN

Subsequent to December 31, 1996, the Company adopted a 401(k) plan covering substantially all employees meeting minimum service and age requirements. The Company does not contribute to the plan.

NOTE 15 - SUBSEQUENT EVENT - SALE OF ASSETS

The Company has executed a purchase and sale agreement whereby it has sold substantially all if its assets to Lithia Motors, Inc. The purchase price consisted of cash consideration and notes payable to the stockholder of approximately $12.8 million for inventories, operating and intangible assets used in the business of vehicle sales, service and support. Lithia Motors, Inc., intends to utilize the purchased assets in the same capacity.

-------------------------------------------------------------------------------

                                      F-14                        PAGE 12

                                      LITHIA MOTORS, INC. AND SUBSIDIARIES
                                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                               September 30, 1997
                                                 (In thousands)




                                                                                                Lithia Motors
                                                Lithia Motors,       Dick                            Inc.
                                                    Inc.           Donnelly      Adjustments      Pro Forma
                                                 -----------     -----------     -----------     -----------
ASSETS
Current Assets:
  Cash and cash equivalents                        $  15,296       $       -       $  (6,049)(a)   $   9,247
  Trade receivables                                    3,851               -               -           3,851
  Notes receivable, current portion                      204               -               -             204
  Inventories, net                                    42,626           8,867               -          51,493
  Vehicles leased to others, current portion             859               -               -             859
  Prepaid expenses and other                             286               -               -             286
  Deferred income taxes                                1,316               -               -           1,316
                                                 -----------     -----------     -----------     -----------
      Total Current Assets                            64,438           8,867          (6,049)         67,256

Property and Equipment, net of accumulated
  depreciation                                         8,816             127               -           8,943
Vehicles Leased to Others, less current portion        5,269               -               -           5,269
Notes Receivable, less current portion                   599               -               -             599
Goodwill, net of accumulated amortization              6,808               -           3,833          10,641
Other Non-Current Assets                               1,291               -               -           1,291
                                                 -----------     -----------     -----------     -----------
      Total Assets                                 $  87,221       $   8,994       $  (2,216)      $  93,999
                                                 -----------     -----------     -----------     -----------
                                                 -----------     -----------     -----------     -----------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Flooring notes payable                           $  29,146       $       -       $   6,178(b)    $  35,324
  Current maturities of long-term debt                 3,975               -               -           3,975
  Trade payables                                       1,699               -               -           1,699
  Accrued liabilities                                  2,801               -               -           2,801
                                                 -----------     -----------     -----------     -----------
      Total Current Liabilities                       37,621               -           6,178          43,799

Long-Term Debt, less current maturities                9,599               -             600(c)       10,199
Deferred Revenue                                       2,784               -               -           2,784
Other Long-Term Liabilities                              175               -               -             175
Deferred Income Taxes                                  2,753               -               -           2,753
                                                 -----------     -----------     -----------     -----------
      Total Liabilities                               52,932               -           6,778          59,710
                                                 -----------     -----------     -----------     -----------

Shareholders' Equity
  Preferred stock - no par value; authorized 15,000
    shares; issued and outstanding; none                   -               -               -               -
  Class A common stock - no par value;
    authorized 100,000 shares; issued and
    outstanding 2,896                                 28,037               -               -          28,037
  Class B common stock
    authorized 25,000 shares; issued and
    outstanding 4,110                                    511               -               -             511
  Retained earnings                                    5,741               -               -           5,741
                                                 -----------     -----------     -----------     -----------
    Total Shareholders' Equity                        34,289               -               -          34,289
                                                 -----------     -----------     -----------     -----------
    Total Liabilities and Shareholders' Equity     $  87,221       $       -        $  6,778       $  93,999
                                                 -----------     -----------     -----------     -----------
                                                 -----------     -----------     -----------     -----------


                                         LITHA MOTORS, INC. AND SUBSIDIARIES
                                  PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                      For the Year Ended December 31, 1996
                                     (In thousands, except per share amounts)


                                                                                                Lithia Motors,
                                                Lithia Motors,       Dick                           Inc.
                                                    Inc.           Donnelly      Adjustments      Pro Forma
                                                 -----------     -----------     -----------     -----------
Sales:
   Vehicles                                        $ 123,703       $  70,646       $       -       $ 194,349
   Service, body, parts and other                     19,141           9,942               -          29,083
                                                 -----------     -----------     -----------     -----------
      Net Sales                                      142,844          80,588               -         223,432
Cost of sales
   Vehicles                                          109,082          66,599            (314)(d)     175,367
   Service, body, parts and other                      9,565           6,752               -          16,317
                                                 -----------     -----------     -----------     -----------
        Cost of Sales                                118,647          73,351            (314)        191,684
                                                 -----------     -----------     -----------     -----------
        Gross profit                                  24,197           7,237            (314)         31,748
Selling, general and administrative                   20,277           6,723              96 (e)      27,096
                                                 -----------     -----------     -----------     -----------
        Operating income                               3,920             514             218           4,652
Other income (expense)
    Equity in income of affiliate                         44               -               -              44
    Interest income                                      193               -               -             193
    Interest expense                                  (1,353)           (302)              8 (f)      (1,647)
    Other, net                                         1,112              92               -           1,204
                                                 -----------     -----------     -----------     -----------
                                                          (4)           (210)              8           (206)
                                                 -----------     -----------     -----------     -----------
Income before minority interest and income taxes       3,916             304             226          4,446
Minority interest                                       (687)              -             687 (g)          -
                                                 -----------     -----------     -----------     -----------
Income before income taxes                             3,229             304             913          4,446
Income tax (benefit) expense                            (813)              -           2,502 (h)      1,689
                                                 -----------     -----------     -----------     -----------
Net income                                          $  4,042          $  304       $  (1,589)      $  2,757
                                                 -----------     -----------     -----------     -----------
                                                 -----------     -----------     -----------     -----------

Net income per share                                $   0.81          $    -       $       -       $   0.55
                                                 -----------     -----------     -----------     -----------
                                                 -----------     -----------     -----------     -----------

Shares used in per share calculations                  4,973               -               -          4,973
                                                 -----------     -----------     -----------     -----------
                                                 -----------     -----------     -----------     -----------


                                   LITHIA MOTORS, INC. AND SUBSIDIARIES
                             PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                               For the Nine Months Ended September 30, 1997
                                (In thousands, except per share amounts)


                                                                                                Lithia Motors,
                                                Lithia Motors,       Dick                           Inc.
                                                    Inc.           Donnelly      Adjustments      Pro Forma
                                                 -----------     -----------     -----------     -----------
Sales:
   Vehicles                                       $  178,400       $  54,546       $       -      $  232,946
   Service, body, parts and other                     28,299           8,037               -          36,336
                                                 -----------     -----------     -----------     -----------
        Net Sales                                    206,699          62,583               -         269,282
Cost of sales
   Vehicles                                          160,156          51,006               -         211,162
   Service, body, parts and other                     12,694           5,686               -          18,380
                                                 -----------     -----------     -----------     -----------
        Cost of Sales                                172,850          56,692               -         229,542
                                                 -----------     -----------     -----------     -----------
        Gross profit                                  33,849           5,891               -          39,740
Selling, general and administrative                   26,743           4,503              72 (e)      31,318
                                                 -----------     -----------     -----------     -----------
        Operating income                               7,106           1,388             (72)          8,422
Other income (expense)
    Equity in income of affiliate                         52               -               -              52
    Interest income                                      100               -               -             100
    Interest expense                                  (1,374)            (96)            (14)(f)      (1,484)
    Other, net                                           779             133               -             912
                                                 -----------     -----------     -----------     -----------
                                                        (443)             37             (14)           (420)
                                                 -----------     -----------     -----------     -----------
Income before income taxes                             6,663           1,425             (86)          8,002
Income tax expense                                     2,573               -             468 (h)       3,041
                                                 -----------     -----------     -----------     -----------
Net income                                          $  4,090        $  1,425         $  (554)       $  4,961
                                                 -----------     -----------     -----------     -----------
                                                 -----------     -----------     -----------     -----------

Net income per share                                 $  0.56        $      -         $     -        $   0.68
                                                 -----------     -----------     -----------     -----------
                                                 -----------     -----------     -----------     -----------

Shares used in per share calculations                  7,281               -               -           7,281
                                                 -----------     -----------     -----------     -----------
                                                 -----------     -----------     -----------     -----------


                         Lithia Motors, Inc. and Subsidiaries
               Footnotes to Pro Forma Consolidated Financial Statements
                                     (Unaudited)
                                    (in thousands)

1.  BASIS OF PRESENTATION

The accompanying unaudited pro forma financial statements have been prepared to present the effect of the acquisition by the Company of Dick Donnelly. The pro forma financial statements have been prepared based upon the historical financial statements of the Company and Dick Donnelly as if the acquisition had occurred at September 30, 1997 and at the beginning of the respective periods.

The Pro Forma Consolidated Balance Sheet was prepared using only those assets of Dick Donnelly that were purchased by the Company.

The Pro Forma Consolidated Statements of Operations may not be indicative of the results of operations that actually would have occurred if the transactions had been in effect as of the beginning of the respective periods nor do they purport to indicate the results of future operations of the Company. The pro forma financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's 1996 Annual Report on Form 10-K and the audited financial statements and notes thereto for Dick Donnelly included elsewhere in this report of Form 8-K/A-1. Management believes that all adjustments necessary to present fairly such pro forma financial statements have been made based on the terms and structure of the transaction.

2. PRO FORMA ADJUSTMENTS
------------------------

(a)      To record cash paid for Dick Donnelly

(b)      To record flooring notes payable incurred as part of acquisition.

(c)      To record note payable to Dick Donnelly.

(d) To record the conversion from the LIFO method of inventory accounting to the FIFO method for Lithia Motors.

(e) To record amortization of intangibles associated with the purchase of Dick Donnelly.

(f) To reverse related party interest expense and record additional interest expense related to note payable to Dick Donnelly:

                                      12/31/96         8/30/97
                                      ---------      -----------
         Reverse related party        $   (56)       $     (22)
         Interest on note payable          48               36
                                      ---------      -----------
                                      $    (8)       $      14
                                      ---------      -----------
                                      ---------      -----------

(g)      To reverse minority interest for comparability purposes.

(h)      To record income tax expense at an effective rate of 38 percent.